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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 19, 1998 (JUNE 17, 1998)



                             TELEMUNDO GROUP, INC.
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              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

DELAWARE                        0-16099                               13-3348686
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(STATE OR OTHER                (COMMISSION                         (IRS EMPLOYER
JURISDICTION                   FILE NUMBER)                       IDENTIFICATION
OF INCORPORATION)                                                        NUMBER)



              2290 WEST 8TH AVENUE, HIALEAH, FLORIDA          33010
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            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 884-8200
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ITEM 5.  OTHER EVENTS

         In a press release, on June 17, 1998 Telemundo Group, Inc. ("Telemundo") announced that at a special meeting of its stockholders held in New York, New York, the stockholders of the Corporation approved the merger of TLMD Acquisition Co., a wholly owned subsidiary of TLMD Station Group Inc., with and into Telemundo. Approximately 92% of the outstanding shares of Telemundo's common stock were voted in favor of approving the merger. The full text of the announcement is reproduced below.

FOR IMMEDIATE RELEASE

CONTACT:  PETER J. HOUSMAN II
          TELEMUNDO GROUP, INC.
          (305) 889-7999

                 TELEMUNDO MERGER IS APPROVED BY STOCKHOLDERS


          NEW YORK, NY (June 17, 1998) - Telemundo Group, Inc. announced that at a special meeting of Telemundo's stockholders held on June 16, 1998 in New York City, the stockholders of the Company approved the merger of TLMD Acquisition Co., a wholly owned subsidiary of TLMD Station Group, Inc. with and into Telemundo. Shares representing approximately 92% of Telemundo's common stock were voted in favor of approving the merger. TLMD Station Group, Inc. will be beneficially owned by Apollo Investment Fund III, L.P., Bastion Capital Fund, L.P., Liberty Media Corporation and Sony Pictures Entertainment Inc. The consummation of the merger is subject to, among other things, approval of the Federal Communications Commission (which does not contain certain conditions or restrictions) and the receipt by TLMD Station Group, Inc. of the financing necessary to complete the merger and to provide working capital for Telemundo's business.

          Upon consummation of the merger, Telemundo's stockholders will have the right to receive $44.00 in cash for each share of Telemundo common stock they hold. In addition, if the merger is not completed by July 30, 1998 and subject to certain conditions, an additional amount per share will be paid to Telemundo's stockholders equal to 8% per annum on $44.00, accruing beginning July 30, 1998 and ending on the day before the date on which the merger is consummated. After the merger, Telemundo's current stockholders, other than those affiliated with TLMD Station Group, Inc. or its affiliates will cease to have any ownership interests in, or rights as stockholders of, Telemundo and Telemundo will be a wholly owned subsidiary of TLMD Station Group, Inc. Stockholders of Telemundo will receive instructions for transmitting their shares following the satisfaction or waiver of the conditions to the merger.

          Telemundo Group, Inc. (NASDAQ: TLMD), based in Miami, Fl, is a Spanish-language television network that, through its owned and operated stations and affiliates in 61 markets, reaches 85% of all U.S. Hispanic households. Telemundo also owns and operates a television station and related production facilities in Puerto Rico.
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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 19, 1998                              TELEMUNDO GROUP, INC.

                                                  By:  /s/ Peter J. Housman II

                                                  Peter J. Housman II
                                                  Chief Financial Officer and
                                                  Treasurer